Exhibit 10.4
First Amendment to
Facility Loan Program Agreement and Security Agreement
This First Amendment to Facility Loan Program Agreement and Security Agreement is dated as of April 25, 2022 (this “Amendment”) by and among Seven Hills BH Lender, LLC, a Delaware limited liability company (the “Borrower”), and BMO Harris Bank N.A., a national banking association, as Administrative Agent for the lenders party thereto (the “Agent”) and as the sole lender thereunder (the “Lender”).
    Preliminary Statements
    A.    The Borrower, the Agent and the Lender have previously entered into a Facility Loan Program Agreement and Security Agreement dated as of November 9, 2021 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Program Security Agreement”; all capitalized terms used but not defined herein shall have the meanings assigned thereto in the Program Security Agreement), which established an uncommitted guidance line of credit in an aggregate amount not to exceed $100,000,000 (the “Prior Maximum Credit”).
    B.    The Borrower has requested, and the Administrative Agent and the Lender have agreed pursuant to the terms of this Amendment, to increase the Prior Maximum Credit to an amount not to exceed $150,000,000.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.    Amendment.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the definition of “Maximum Facility Amount” set forth in Section 1.1 of the Program Security Agreement is amended and restated in its entirety to read follows:
    “Maximum Facility Amount” shall mean One Hundred and Fifty Million and 00/100 Dollars ($150,000,000).
Section 2.    Conditions Precedent.
The effectiveness of this Amendment is subject to the Agent’s determination that the following conditions precedent have been satisfied:
    2.1.    The Agent shall have received this Amendment duly executed by the Agent, the Lender and the Borrower.
    2.2.    The Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Agent may reasonably request.

Section 3.    Representations of Borrower.
In order to induce the Agent and the Lender to execute and deliver this Amendment, the Borrower hereby represents and warrants that (a) as of the date of this Amendment, no Facility Loan Event of Default, Program Default or Program Event of Default has occurred and is continuing or shall result immediately after giving effect to this Amendment and, to Borrower’s knowledge, no default has occurred and is continuing under any Underlying Loan Agreement and (b) that this Amendment constitutes a legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally at law or by equitable principles relating to enforceability.
The Borrower has heretofore executed and delivered to the Agent and the Lenders the Program Security Agreement and certain Collateral Documents. Each Loan Party hereby acknowledges and agrees that (a) the Liens created and provided for by the Program Security Agreement and Collateral Documents continue to secure, among other things, the Program Debt arising under each Facility Loan Agreement entered into on or prior to the date hereof and the Secured Obligations (as defined in the Program Security Agreement); and (b) the Collateral Documents and the rights and remedies of the Agent and the Lenders thereunder, the obligations of Borrower thereunder, and the Liens created and provided for thereunder, remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby immediately prior to giving effect to this Amendment.
Section 4.    Miscellaneous.
Except as specifically amended herein, the Program Security Agreement shall continue in full force and effect in accordance with its original terms. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall be governed by, construed, applied and enforced in accordance with the internal laws of the State of New York without regard to conflicts of law principles, and Borrower, Agent and each Lender agree that the proper venue for any matters in connection herewith shall be in the state or federal courts located in New York, New York, and Borrower, Agent and each Lender hereby submit themselves to the jurisdiction of such courts for the purpose of adjudicating any matters related to this Amendment.
[Signature Pages Follow]

This First Amendment to Facility Loan Program Agreement and Security Agreement is executed as of the date first written above.
Agent and Lender:
BMO Harris Bank N.A.
By    /s/ Scott Morris
    Name: Scott Morris
    Title: Director
[Signature Page to First Amendment to
Facility Loan Program and Security Agreement – (Seven Hills)]

Borrower:
Seven Hills BH Lender LLC
By /s/ G. Douglas Lanois
Name: G. Douglas Lanois
Title: Chief Financial Officer

[Signature Page to First Amendment to
Facility Loan Program and Security Agreement – (Seven Hills)]